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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 16, 1998 included in Oracle Corporation's Form 10-K for the year ended May 31, 1998.



/s/ ARTHUR ANDERSEN L.L.P.
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San Jose, California
March 22, 1999